Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2017 Stock Option and Incentive Plan and the 2017 Employee Stock Purchase Plan of Allena Pharmaceuticals, Inc. of our report dated March 27, 2018, with respect to the consolidated financial statements of Allena Pharmaceuticals, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2017, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

March 27, 2018